MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
             CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
-------------------------------------------------------------------------------
                                       (FOR BUREAU USE ONLY)
Date Received
 DEC 15 1997                                  FILED
                                            DEC 17 1997


                                          Administrator
                                  MI DEPT OF CONSUMER & INDUSTRY SERVICES
                             CORPORATION, SECURITIES & LAND DEVELOPMENT BUREAU


William Barish
6029 East Fourteen Mile Road
Sterling Heights, Michigan    48312                  EFFECTIVE DATE:

Document will be returned to the name and address you enter above


                                                                      477-849
                          ARTICLES OF INCORPORATION
                   For use by Domestic Profit Corporations
         (Please read information and instructions on the last page)


Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

ARTICLE I
  The name of the corporation is:
                     SUBperior Distribution Systems, Inc.


ARTICLE II

The purpose or purposes for which the corporation is formed is to engage in any activity within the purpose for which corporations may be formed under the Business Corporation Act of Michigan.



ARTICLE III

The total authorized shares:
1. Common Shares 60,000
                 -------------------------------------------------------------
    Preferred
    Shares       -------------------------------------------------------------
2. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follow:



ARTICLE IV

1. The address of the registered office is:
    6029 East Fourteen Mile Road, Sterling Heights, Michigan 48132

2. The mailing address of the registered office, if different than above:

--------------------------------------------------  Michigan    -----------
(Street Address or P.O. Box)         (City)                     (Zip Code)

3. The name of the resident agent at the registered office is:
    Vincent J. Tatone



ARTICLE V

The name(s) and address(es) of the incorporator(s) is (are) as follows:

Name
Tubby's Sub Shops, Inc., a Michigan Corporation ID # 081-802


Residence or Business Address
6029 East Fourteen Mile Road
 Sterling Heights, MI 48312

ARTICLE VI (Optional, Delete if not applicable)

   When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.


ARTICLE VII (Optional, Delete if not applicable)

   Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt request.

   Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have been entitled to notice of the shareholders meeting if the action had been taken at a meeting and who have not consented in writing.

Name of person or organization             Preparer's name and business
remitting fees:                            telephone number:

------------------------------            -----------------------------
                                          (    )
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                         INFORMATION AND INSTRUCTIONS

1. The articles of incorporation cannot be filed until this form, or a comparable document is submitted.

2. Submit one original of this document. Upon filing, the document will be added to the records of the Corporation, Securities and Land Development Bureau. The original will be returned to the address in the box on the front as evidence of filing.

    Since this document will be maintained on optical disk media, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3. This document is to be used pursuant to the provisions of Act 284, P.A. of 1972 by one or more persons for the purpose of forming a domestic profit corporation.

4. Article I -- The corporate name of a domestic profit corporation is required to contain one of the following words or abbreviations:
    "Corporation", "Company", "Incorporated", "Limited", "Corp.", "Co.", "Inc.", or "Ltd.".

5. Article II -- State, in general terms, the character of the particular business to be carried on. Under section 202(b) of the Act, it is sufficient to state substantially, alone or with specifically enumerated purposes, that the corporation may engage in any activity within the purposes for which corporations may be formed under the Act. The Act requires, however, that educational corporations state their specific purposes.

6. Article III -- Indicate the total number of shares which the corporation has authority to issue. If there is more than one class or series of shares, state the relative rights, preferences and limitations of the shares of each class in Article III(2).

7. Article IV -- A post office box may not be designated as the address of the registered office.

8. Article V -- The Act requires one or more incorporators. Educational corporations are required to have at least three (3) incorporators. The address(es) should include a street number and name (or other designation), city and state.

9. The duration of the corporation should be stated in the articles only if not perpetual.

10. This document is effective on the date endorsed "filed" by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.

11. The articles must be signed in ink by each incorporator. The names of the incorporators as set out in article V should correspond with the signatures.

12. FEES: Make remittance payable to the State of Michigan. Include corporation name on check or money order.

    NONREFUNDABLE FEE........................................... $10.00
    ORGANIZATIONAL FEE: first 60,000 authorized shares or
    portion thereof ............................................ $50.00
    TOTAL MINIMUM FEE .......................................... $60.00
    ADDITIONAL ORGANIZATION FEE FOR ORGANIZED SHARES OVER 60,000;
        each additional 20,000 authorized share or
          portion thereof.............................   $30.00
        maximum fee per filing for first 10,000,000
          authorized shares........................... $5,000.00
        each additional 20,000 authorized shares or
          portion thereof in excess of 10,000 shares..   $30.00
        maximum fee per filing for authorized shares.. $2,000.00

13. Mail form and fee to:                    The office is located at:

    Michigan Department of Consumer
        & Industry Services                  6545 Mercantile Way
    Corporation, Securities and              Lansing, MI 48910
        Land Development Bureau              Telephone: (517) 334-6302
    Corporation Division
    P.O. Box 30054
    Lansing, MI 48909-7554

Use space below for additional Articles or for continuation of previous Articles. Please identify any Article being continued or added. Attach additional pages if needed.












I, (We), the incorporator(s) sign my (our) name(s) this       day of
                                                        -----
 December            , 1997
         ------------


                                      Tubby's Sub Shops, Inc.
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                                     By: /s/ Robert Paganes
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                                         Robert Paganes

                                      Its:  President
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